Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 26, 2016, relating to the financial statements and financial highlights which appear in the July 31, 2016 Annual Reports to Shareholders of iShares Adaptive Currency Hedged MSCI EAFE ETF, iShares China Large-Cap ETF, iShares Core Aggressive Allocation ETF, iShares Core Conservative Allocation ETF, iShares Core Growth Allocation ETF, iShares Core Moderate Allocation ETF, iShares Core MSCI EAFE ETF, iShares Core MSCI Europe ETF, iShares Core MSCI Pacific ETF, iShares Core MSCI Total International Stock ETF, iShares Currency Hedged MSCI ACWI ETF, iShares Currency Hedged MSCI ACWI ex U.S. ETF, iShares Currency Hedged MSCI EAFE ETF, iShares Currency Hedged MSCI EAFE Small-Cap ETF, iShares Currency Hedged MSCI Europe Small-Cap ETF, iShares Edge MSCI Intl Momentum Factor ETF, iShares Edge MSCI Intl Quality Factor ETF, iShares Edge MSCI Intl Size Factor ETF, iShares Edge MSCI Intl Value Factor ETF, iShares Edge MSCI Min Vol Asia ex Japan ETF, iShares Edge MSCI Min Vol EAFE Currency Hedged ETF, iShares Edge MSCI Min Vol EAFE ETF, iShares Edge MSCI Min Vol Europe Currency Hedged ETF, iShares Edge MSCI Min Vol Europe ETF, iShares Edge MSCI Min Vol Japan ETF, iShares Edge MSCI Min Vol USA ETF, iShares Edge MSCI Multifactor USA ETF, iShares Edge MSCI Multifactor Global ETF, iShares Edge MSCI Multifactor Intl ETF, iShares Edge MSCI Multifactor Intl Small-Cap ETF, iShares Edge MSCI Multifactor USA Small-Cap ETF, iShares Edge MSCI USA Momentum Factor ETF, iShares Edge MSCI USA Quality Factor ETF, iShares Edge MSCI USA Size Factor ETF, iShares Edge MSCI USA Value Factor ETF, iShares Exponential Technologies ETF, iShares Morningstar Multi-Asset Income ETF, iShares MSCI ACWI ETF, iShares MSCI ACWI ex U.S. ETF, iShares MSCI ACWI Low Carbon Target ETF, iShares MSCI All Country Asia ex Japan ETF, iShares MSCI China A ETF, iShares MSCI EAFE ETF, iShares MSCI EAFE Growth ETF, iShares MSCI EAFE Small-Cap ETF, iShares MSCI EAFE Value ETF, iShares MSCI Europe Financials ETF, iShares MSCI Europe Small-Cap ETF and iShares MSCI Kokusai ETF, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

November 22, 2016